Exhibit 10.12

Loan Agreement

(Important Notice: The Borrower please carefully read the agreement, especially the clauses with ▲▲mark. Should the Borrower have any question, please request the Lender to clarify immediately.)

The Borrower: Danyang Lihua Electron Co., Ltd
Legal Representative (responsible person):
Business Address:
Correspondence Address:

The Lender: Bank of Communications Zhen Jiang Branch
Legal Representative (responsible person):
Business Address:
Correspondence Address:

WHEREAS the Borrower is borrowing from the Lender, for clarifying and confirming the parties’ rights and obligations, after negotiation, the Borrower and the Lender hereby agree as follows:

Article 1 Facility
1. Currency: RMB
2. Amount: Three Million
3. Purpose: Purchase of Material
4. Borrowing Period: from August 26, 2008 to November 25, 2008

Article 2 Interest Rate and Calculation
2.1 The interest Rate hereunder is
࿳RMB fixed rate, during the borrowing period is       (      year      month)
√RMB floating rate. The interest rate is the benchmark interest rate for the period of one year or less than one year announced by the People’s Bank of China (hereinafter PBC)at the time the agreement becomes effective upwardly floats 20%. During the period of the agreement, in the case the PBC adjusts the benchmark interest rate, the Lender is entitled to adjust the borrowing interest rate accordingly. The upward (downward) floating percentage is not changed. The adjusted interest rate is adopted from the date the PBC adjusts the benchmark interest rate. In the event the PBC benchmark interest rate becomes the floating rate or is canceled after the adjustment, the borrowing interest rate shall be negotiated by the parties herein, but the adjusted borrowing interest rate shall not be lower than the borrowing interest rate applied then. In the case after               month from the PBC adjusted the benchmark interest rate, the parties have not reached the agreement to the borrowing interest rate, the Lender may declare the full amount of the facility is due immediately.
࿳                     (foreign currency), the interest rate:                      .
2.2 Daily interest =monthly interest / 30, monthly interest =yearly interest/ 12.
2.3 Calculation

2.3.1	Ordinary interest =the borrowing interest rate hereunder ×the lunched amount× the drawdown days. The drawdown days are from the date the facility is launched to the due date.
2.3.2
The punitive interest for deferral and the misappropriation of the facility funds shall be calculated by the deferral days and the amount of the misappropriated funds. In the event the facility currency is RMB, the deferral interest rate is the borrowing interest rate hereunder upwardly floating 50%, the punitive interest for misappropriation is the borrowing interest rate hereunder upwardly floating 100%. In the case the floating rate facility defers or is misappropriated after the PBC adjusts the benchmark interest rate, the Lender is entitled to adjust the deferral and punitive interest rates accordingly. The adjusted deferral and punitive interest rates are applied since the PBC adjusted the benchmark interest rate. In the event the facility currency is foreign currency, the punitive interest rate is the borrowing interest rate hereunder upwardly floating             .

2.4 The settlement of the interest under this agreement is the    (2)   method specified below. The unpaid interest shall repaid with the unpaid principal when due. The settlement day is the interest payment date:
(1) The 20th day in the last month of every quarter.
(2) The 20th day of every month.
2.5 Other interest covenants: (N/A)

Article 3 Launch and Repayment
3.1 The Borrower shall complete relevant procedures at least three bank business days before drawing down, and be in compliance with the launch plan set forth below:
Launch Date                                            Launch Amount
            Year       Month              Day                                           Amount
            Year       Month              Day                                           Amount
            Year       Month              Day                                           Amount
            Year       Month              Day                                           Amount
▲▲3.2 Before the following conditions are completely fulfilled, the Lender is entitled not to launch the facility:
(1)
The Borrower has completed the relevant legal procedures, such as obtaining governmental permissions, approvals, registrations, and other procedures as requested by the Lender, and the aforesaid permissions, approvals and registrations are continuously effective.

(2)
The guarantee agreements hereunder (if any) have become effective and continuously effective. In the event the Borrower provides collaterals for pledge agreements or mortgage agreements, the secured interests have been registered and continuously effective.

(3)	No material adverse change in the Borrower’s business operations and financial conditions.
(4)	The Borrower does not breach the agreement .
3.3 The actual launch date and launch amount are specified in the borrowing certificate.

3.4
The Borrower shall repay the facility in accordance with the maturity date set forth in Article 1.4 and the plan set forth below. In the case the maturity date set forth in the borrowing certificate and in the agreement is inconsistent, the borrowing certificate shall control.

Repayment Date                                     Repayment Amount
            Year       Month              Day                                           Amount
            Year       Month              Day                                           Amount
            Year       Month              Day                                           Amount
            Year       Month              Day                                           Amount
▲▲3.5 Without the Lender’s written consent, the Borrower shall not prepay the loan.

▲▲Article 4 The Borrower’s Representations and Warranties
4.1	The Borrower is legally incorporated and continues, and has all necessary legal capacity to perform the obligations hereunder and assume civil liabilities on its own behalf.
4.2	The Borrower shall sign and perform this agreement with its true intention, and obtain all necessary consents, approvals and authorizations without any legal defect.
4.3
Any document, financial report, material and information provided by the Borrower during signing and performing this agreement shall be authentic, accurate integrated and valid. The Borrower shall not conceal any information could affect its financial condition and repayment ability.

4.4	The Borrower shall not be the guarantee’s shareholder or the actual control person specified in the Company Law, and has no plan to become the guarantee’s shareholder or actual control person.

Article 5 The Lender’s Rights and Obligations
5.1
The Lender is entitled to collect the principal, the interest (including the compound interest, the punitive interest for deferral and misappropriation), the unpaid expenses, and to exercise other rights in accordance with laws and the agreement.

5.2
Except as otherwise specified in laws or regulations or in the agreement, without the Borrower’s consent, the Lender shall not disclose the Borrower’s trade secrets, or financial, business operation and any other information the Borrower has requested to keep confidential to any third-party institution or individual.

Article 6 The Borrower’s Obligations
6.1	The Borrower shall repay the principal and the accrued interest hereunder in accordance with the schedule, amount, and currency set forth in the agreement.
6.2	The Borrower shall not misappropriate the facility funds hereunder.
▲▲6.3 The Borrower shall assume all relevant expenses, including but not limited to notary, appraisal, and registration fees.
▲▲6.4 The Borrower shall be in compliance with the business custom regarding the loan business and related operations, including but not limited to the followings: actively cooperates with the Lender’s investigation and supervision to its compliance with the purpose hereunder; promptly provides financial reports and other materials and information; and represents and warrants the authenticity, the accuracy and the integrity of the information provided herein.

▲▲6.5 In the event the Borrower will engage in the followings, the Borrower shall send the thirty-day written notice to the Lender, and shall not take any action before repaying the principal and the accrued interest hereunder or providing the acceptable repayment plan to the Lender:
(1)	To sell, gift, lease, lend, transfer, mortgage, pledge or dispose the whole or most part of assets or material assets;
(2)
Material change occurs or will occur in its operation system or share-holding system, including but not limited to outsource, lease, conversion to corporation system, conversion to share-holding system, sale of the company, co-operating business, merger, acquisition, joint venture, split, setting up subsidiaries, and asset transfer.

▲▲6.6 The Borrower shall send a seven-day written notice to the Lender before the followings occur or could occur:
(1)
The Borrower revises the Article of Incorporation, changes the company name, legal representatives (responsible persons), the business address, the correspondence address, its business scope or other business registration items, makes material decisions with regard to the financial or human resource matters.

(2)	The Borrower or the guarantee plans to file bankruptcy or has been filed bankruptcy by its creditors.
(3)	The Borrower involves in material lawsuits, arbitrations, executive actions, or its material assets or the collaterals hereunder are seized.
(4)
The Borrower provides guarantees to a third party, and such guarantees cause material adverse effects to the Borrower’s economic condition, financial condition or performance of the obligations hereunder.

(5)	The Borrower reaches agreements could cause material effects to its business operations and financial conditions.
(6)	The Borrower or the guarantor ceases productions, suspends business, is dissolved, is undergoing reformation, is revoked or abolished business license.
(7)	The Borrower or the guarantor or its legal representatives (responsible persons) or executive officials engage in illegal activities or do not comply the applicable securities exchange regulations.
(8)
The Borrower’s business operation encounters difficulties, its financial conditions worsen or other events could cause adverse effects on the Borrower’s business operations, financial conditions, repayment abilities or economic conditions.

(9)	The Borrower engages in the transactions with its related parties, and the amounts of such transactions reach or excess 10% of its most recently audited net assets.
(10)	Before the Borrower repays the borrowing hereunder in full, it becomes or could become the guarantor’s shareholder or the actual control person defined in accordance with the Company Law.
▲▲6.7
In the case any change in the guarantee hereunder causes adverse effects to the Lender’s rights and interests, the Borrower shall upon the Lender’s request, immediately provides other acceptable guarantees to the Lender.

The change set forth in this Article is including but not limited to, the guarantor carries out mergers and splits, ceases productions, suspends business, is dissolved, is undergoing reformation, is revoked or abolished the business license, files or to be filed by others the bankruptcy; the material change in the guarantor’s business operations or financial conditions occur; the guarantor involves in material law suits, arbitrations, executive actions or its material assets are seized; the value of the collaterals hereunder is impaired or could be impaired or the collaterals are seized, the guarantor or its legal representatives (responsible persons) or executive officials engage in illegal actions or do not comply laws or securities exchange regulations; in the case the guarantor is individual, the guarantor is missing, dead (or declared to be dead); the guarantor is not in compliance with the guarantee agreement; disputes occur between the guarantor and the Lender; the guarantor requests to terminate the guarantee agreement; the guarantee agreement is not effective or is invalid or is cancelled; the registration of the pledge or the mortgage is not completed or is invalid; or any other event affects the Lender’s rights and interests hereunder.

Article 7 Other Covenants (N/A)

Article 8 Acceleration of the Facility
In the case any of the followings occur, the Lender is entitled to cease launching the facility funds the Borrower has not drawn down yet, and at its discretion to declare the part or the full amount of the unpaid principal becomes due and payable, and the Borrower shall repay the entire unpaid principal and accrued interests immediately.
(1) The Borrower’s representations and warranties under the Article 4 are false;
(2) The Borrower breaches the agreement;
(3) Any of the events specified in the Article 6.6 occurs, and the Lender believes such an event will affect its rights and interests hereunder;
(4) The Borrower defers its performances under other agreements between the Lender, and does not amend such deferrals or non-performances upon the Lender’s requests.

Article 9 Breach
9.1
In the event the Borrower does not repay the full amount of the principal, the accrued interests on schedule, or misappropriates the facility funds, the Borrower shall pay the Lender the default interest calculated in accordance with the method for the punitive interest for the deferral or the misappropriation, and shall pay the compound interest against the unpaid interest.

9.2
In the event the Borrower does not repay the full amount of the principal, the accrued interests on schedule, the Borrower shall assume the collection fees, law suit or arbitration fees, seizure fees, public announcement fees, exercise fees, counsel fees, travel expenses and other expenses arising out of and related to the fulfillment of the Lender’s rights and interests hereunder.

9.3
In the event the Borrower avoids the Lender’s supervision, does not repay the principal and the accrued interest on schedule, or maliciously breach the agreement, the Lender is entitled to report to the competent authority and to disclose such events via news media.

Article 10 Withdrawal Covenant
10.1	The Borrower authorizes the Lender to withdraw the principal, the accrued interest, the punitive interest, the compound interest or other expenses form any of its accounts at the Lender.

10.2
After the Lender withdraw funds pursuant to the Article 10.1, it shall notify the Borrower the account, from which it withdraw funds, the loan agreement number, the borrowing certificate number, the withdrawal amount and the residual of the account.

10.3
In the case the withdrawal amount is inadequate for repaying the Borrower’s debts in full, the withdrawal funds shall be first to set off the unpaid expenses. In the case the deferral days for repaying the principal and the interest is less than 90 days, the residual after being to set off the expenses shall be first to set off the unpaid interest, the punitive interest or the compound interest, and then to set off the principal; in the case the deferral days for repaying the principal and the interest is more than 90 days, the residual after being to set off the expenses shall be first to set off the unpaid principal, and then to set off the unpaid interest, punitive interest, or the compound interest.

10.4
In the event the currency of the withdrawal funds is inconsistent with the currency of the unpaid debts, the amount of setting off the debts shall be calculated in accordance with the foreign exchange rate announced by the Lender.

Article 11 Dispute Resolution
Any dispute arising out of or related to the agreement shall be submitted to the court, in which the Lender resides. During the dispute, each party shall continuously perform the clauses not in disputes.

Article 12 Miscellaneousness
12.1	The borrowing certificate and relevant documents and information confirmed by the parties constitute an undividable part of this agreement.
12.2
The agreement becomes effective after the Borrower’s legal representative (responsible person) or authorized person signs (or seals) and fixes the corporate chop on the agreement, and the Lender’s responsible person or authorized person signs (or seals) and fixes the business unit chop on the agreement.

12.3
This agreement is to be written up in three original copies with the Borrower, the Lender and the Guarantor, and the three parties shall each hold one original copy, which shall have same legal effects.

The Borrower has thoroughly read the clauses above, the Lender has provided relevant explanations to the Borrower. The Borrower has no objections to all contents of the agreement.

The Borrower:
Legal Representative(responsible person):

The Lender:
Responsible Person or Authorized person:

Date: August 26, 2008